Exhibit 10.16.14

2003 Short-Term Incentive Plan
(STIP)

Criteria	Eligible employees are covered by one of two STIP plans for 2003 as follows:
	•	Corporate Plan—employees who work in the headquarters staff or centralized operations;
	•	Region Plan—employees who work in a Region or Market but are not in a centralized operation;
Corporate Plan
	•	Funding for STIP is based 100% on total Adelphia Communications results. The measures of the Plan are:
Quantitative
		•	Revenue
		•	EBITDAR*/Operational Cash Flow
		•	Capital Expenditures
		•	Plant Miles Rebuilt
Qualitative
		•	Customer Care, Profitable RGU Growth, Internal Corporate Governance and Control Initiatives
Region Plan
	•	Funding for STIP is based 75% on Region results and 25% on the Corporate Plan. The components and weightings for the Region results are the same as above.
*EBITDAR is Earnings before Interest, Taxes, Depreciation, Amortization and Reorganization costs
Timing	During the 1st quarter of 2004, the CEO and the President will determine if the company has achieved its STIP targets.
	•	Payouts, if earned, will be made to all eligible employees by March 13, 2004.
Eligibility	•	Adelphia employees at the General Manager and above positions are generally eligible to participate in STIP. Employees must be notified in writing by Leadership in order to be eligible.
	•	The following employees are not eligible to participate:
		—	Employees on a sales commission plan or sales incentive plan.
		—	Temporary, term and leased employees, contract workers and interns.
		—	Employees not on the Company payroll on the date that STIP payments are made.
	•	Eligible employees who are on the Adelphia payroll for only a portion of the year or for whom the plan is effective later than January 1st will have their STIP payout pro-rated to reflect that portion of the year.
	•	Employees performing below a satisfactory level may not receive an STIP payout.
	•	This STIP replaces any other similar incentive plan.